Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 8 to Registration Statement on Form S-1 of Next Bridge Hydrocarbons, Inc. (the “Company”) of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated April 9, 2026, relating to the audit of the consolidated financial statements of the Company as of and for the years ending December 31, 2025 and 2024 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands TX May 5, 2026